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                                                                     EXHIBIT 5.1



                                   May 8, 2000


J. Patrick Nicholson
Chairman of the Board, CEO and President
N-Viro International Corporation
3450 Central Ave., Suite 328
Toledo, Ohio  43606



                        Re: Registration Statement on Form S-8 for the N-Viro
                            International Corporation Stock Option Plan


Sir or Madam:

            We have acted as counsel to N-Viro International Corporation (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of an aggregate of 600,000 shares of the common stock of the Company, par value $.01 per share (the "Shares"), issuable to eligible officers, key employees and directors of the Company upon the exercise of stock options or as other awards granted under the Company's Stock Option Plan (the "Plan").

            In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

            Based upon the foregoing, it is our opinion that the Shares, when issued and sold to eligible officers, key employees and directors pursuant to valid exercises of stock options granted under the Plan, as well as any Shares issued as restricted stock awards when issued in a manner consistent with the terms of the Plan, will be legally issued, fully paid and nonassessable.

            The undersigned hereby consents to the filing this opinion as
Exhibit 5.1 to the Registration Statement on Form S-8 and to the use of its name in the Registration Statement.

                       Very truly yours,

                       /s/ SHUMAKER, LOOP & KENDRICK, LLP
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                       SHUMAKER, LOOP & KENDRICK, LLP